Exhibit 10.1

Function(x) Inc.
902 Broadway
New York, New York 10010
SUBSCRIPTION AGREEMENT

[________________]
[________________]
[________________]
[________________]

Ladies and Gentlemen:

Function(x) Inc., a Delaware corporation (the “Company”), is hereby privately offering (the “Offering”) units (the “Units”) consisting of (i) one (1) share of common stock, $0.001 par value per share, of the Company (a “Share”), and (ii) one (1) detachable warrant to purchase one (1) share (a “Warrant Share”), which warrant shall have a three year term and an exercise price of $4.00 per Warrant Share (the “Warrant”), at a purchase price of $2.50 per Unit (the “Purchase Price”) to the undersigned, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D under the Securities Act.  This subscription agreement and the Purchase Price will be deposited in an escrow account at Kramer Levin Naftalis & Frankel LLP, to be released upon the satisfaction of the conditions of the Offering.  The Units, the Shares, the Warrants and the Warrant Shares are sometimes collectively referred to in this Subscription Agreement as the “Securities.”

The Company intends to use the proceeds from the Offering to fund its working capital requirements in order to develop its new entertainment and consumer enterprise which will capitalize on the convergence of digital media and entertainment and which effort will be led by Robert F.X. Sillerman.  Upon completion of the Offering, the Company will continue to be quoted on the Pink Sheets or the OTC Bulletin Board.  The Securities to be issued in the Offering will be restricted securities under the Securities Act and the Shares and the Warrant Shares cannot be resold unless pursuant to registration or an exemption from registration under the Securities Act.  The Company has agreed to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (the “Registration Statement”) to register the Shares and Warrant Shares for resale as soon as practicable but in no event later than thirty (30) days after the SEC has declared the Company’s pending registration statement effective and to use commercially reasonable efforts thereafter to have such Registration Statement declared effective by the SEC within one hundred and twenty (120) days of the filing of such Registration Statement with the SEC.

1.           Subscription. Subject to the terms and conditions of this subscription agreement (“Subscription Agreement”), the undersigned (“Purchaser”) hereby agrees to be legally bound to purchase the number of Units set forth on the Subscription Page of this Subscription Agreement. Purchaser hereby irrevocably tenders this Subscription Agreement for the purchase of such Units.  Purchaser further sets forth statements herein upon which the Company may rely to determine the suitability of the Purchaser as a purchaser of such Units.

2.           Conditions to Subscription.  The Purchaser understands and agrees that this subscription is made subject to the following terms and conditions:

(a)           This subscription shall be deemed to be accepted by the Company only when it is signed by the Company;

(b)           You may not revoke, cancel or terminate this subscription unless the Company cancels or terminates the Offering;

(c)           The Company has the right to accept or reject this subscription in whole or in part; and

(d)           You have executed and delivered this Subscription Agreement and hereby agree to tender the Purchase Price within two (2) business days of receipt of written notice from the Company advising you to do so.

If this subscription is rejected by the Company in its sole and absolute discretion or because the Company terminates or cancels the Offering, the Company shall promptly return the Purchase Price received from the Purchaser without interest thereon or deduction therefrom, and this Subscription Agreement shall thereafter be of no further force or effect.

3.           Representations and Warranties. Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

(a)	(i) Purchaser has received and has read and fully understands this Subscription Agreement.

(ii)           Purchaser or its advisor(s) has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

(iii)           No oral or written representations have been made other than as stated in this Subscription Agreement, and no oral or written information furnished to the Purchaser or its advisor(s) in connection with the Offering was in any way inconsistent with the information stated in this Subscription Agreement.

(iv)           If Purchaser is an entity, (i) it is authorized and qualified to become a stockholder of, and authorized to make the purchase of the Units offered by, the Company; (ii) it has not been formed for the purpose of acquiring the Units; (iii) the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so and (iv) its principal executive offices are located in the state in which its address is specified below.

(v)           Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed decision with respect thereto; Purchaser acknowledges that there is a significant risk of loss of all or a portion of the Purchaser’s investment in the Securities.

(b)           Purchaser is an “accredited investor” within the meaning of Rule 501(a)(3), as promulgated under the Securities Act because Purchaser is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

(c)           Purchaser’s overall commitment to investments which are not readily marketable is reasonable in relation to its net worth.

(d)           (i)  Purchaser has full power and authority to execute and deliver this Subscription Agreement, (ii) the execution and delivery by Purchaser of this Subscription Agreement and the performance by it of its obligations hereunder and thereunder have been authorized by all necessary action of the Purchaser, (iii) this Subscription Agreement has been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, and (iv) this Subscription Agreement is enforceable against Purchaser in accordance with its terms.

(e)           Purchaser acknowledges and understands that an investment in the Company will involve substantial risks.  Purchaser further acknowledges and understands that the list of risk factors annexed hereto as Exhibit A does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company and additional risks or uncertainties may adversely affect the Company or the value of an investment in the Company.

(f)           Purchaser acknowledges:

(i)   Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company;

(ii)   Purchaser has reviewed the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2011.   Purchaser has had an opportunity to ask questions of and receive answers from, or obtain additional information from, the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser.

(iii)   Purchaser acknowledges that the nondisclosure agreement entered into in connection with the Offering and its investment remains in full force and effect.

(iv)   Purchaser consents to the placement of the following legend on any certificate or other document evidencing the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER; and

(v)           The representations, warranties, and agreements of Purchaser contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Securities.

4.           Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Purchaser hereby acknowledges and agrees that, except as may be specifically provided herein, or by applicable law, Purchaser is not entitled to cancel, terminate, or revoke this Subscription Agreement.  Purchaser further agrees that it may not transfer or assign its rights under this Subscription Agreement.

5.           Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5).

6.           Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.  Execution and/or delivery by facsimile or electronic means shall constitute an original signature for all purposes.

7.           Applicable Law. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) shall govern all matters arising out of or relating to this Subscription Agreement, including its interpretation, construction, performance and enforcement.  Any action or proceeding arising out of or relating to this Subscription Agreement must be brought in the courts of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York.  Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION AND FURTHER WAIVES ANY CLAIM BASED ON FORUM NON CONVENIENS.

8.           Disclosure Notices.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[SUBSCRIPTION PAGE FOLLOWS]

SUBSCRIPTION PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of [______], 2011.

Units being purchased:	_______________________________
Purchase Price:	_______________________________

Wire Transfer Purchase Price to :

Bank:	Citibank, N.A. 666 Fifth Avenue New York, NY 10103
ABA :	021000089
Account #:	9985290786
Account Name:	Kramer Levin Naftalis & Frankel LLP IOLA Account
Reference:	Function(x) Subscription

___________________________________________________________________
Please print exact name (registration) that Purchaser desires on records of the Company

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__________________________________________________

Telephone _________________________________________

Fax Number ________________________________________

_________________________________________________
Social Security or Taxpayer I.D. Number

_________________________________________________
State of Organization, if applicable

The undersigned hereby represents and warrants that the undersigned is a general partner of the partnership named below (“Partnership”), and has been duly authorized by the Partnership to acquire the Units and that he has all requisite authority to acquire such Units.

The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Partnership and he is authorized by such Partnership to execute this Subscription Agreement.

_______________, 2011	___________________________________
Date	Name of Partnership
(Please type or print)

By:_________________________________ Name:_______________________________ Title:________________________________

COMPANY’S ACCEPTANCE

This Subscription Agreement is only accepted as so acknowledged in writing by the Company.

ACCEPTED as to [______] Units:

Function(x) Inc.

By:______________________________
Name:___________________________
Title: ___________________________

Date:_______________________, 2011

EXHIBIT A

Risk Factors

Since the Company has a limited operating history and no revenues to date, the Company may be unable to achieve or maintain profitability.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

The Company has limited financial resources and no revenues to date. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which the Company will operate. Since the Company has a limited operating history, the Company cannot assure investors that its business will be profitable or that the Company will ever generate sufficient revenues to fully meet its expenses and totally support its anticipated activities.

The Company’s ability to continue as a business and implement its business plan will depend on the Company’s ability to raise sufficient debt or equity.   There is no assurance such debt and/or equity offerings will be successful or that the Company will remain in business or be able to implement its business plan if the offerings are not successful.

The Company needs substantial additional financing to execute its business plan which may not be available. If the Company is unable to raise additional capital, it may not be able to continue operations.

The Company does not yet have revenues and its ability to continue in business depends upon the Company’s ability to obtain working capital.  There can be no assurance that any such financing would be available upon terms and conditions acceptable to the Company, if at all. The inability to obtain additional financing in a sufficient amount when needed, and upon acceptable terms and conditions could have a material adverse effect upon the Company. If additional funds are raised by issuing equity securities, further dilution to existing or future stockholders is likely to result.

The Company’s common stock is highly illiquid and the Shares and Warrant Shares issued in connection with this Offering will not be freely tradable until the Shares and the Warrant Shares are registered under the Securities Act.  It may take some time before investors are able to sell the Company’s common stock, and if a public market for the Company’s common stock never develops, it will be difficult for investors to sell their ownership interests.

The Shares and Warrant Shares have not been registered under the Securities Act or any state securities laws.  The Shares and Warrant Shares are highly illiquid.  The Shares and the Warrant Shares to be issued in the Offering will not be freely tradable until the Shares and the Warrant Shares are registered under the Securities Act.  Unless and until the Shares and the Warrant Shares are so registered, the Shares and the Warrant Shares will not be eligible for resale under Rule 144 promulgated under the Securities Act until one year after the Company files its “Form 10 information” with the SEC and unless the Company has filed all required periodic reports and materials under the Securities Exchange Act of 1934, as amended, during the preceding 12 months (or such shorter period the Company was required to file such reports and materials).  An active public market for the Company’s common stock may not develop or be sustained. In addition, the number of unrestricted shares of the Company in the public float will represent only a small percentage of the shares of Company common stock outstanding upon completion of the Offering.

The Company may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute investors’ ownership.

The Company has financed its operations, and expects to continue to finance its operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of the Company’s existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of the Company’s existing stock. Moreover, any issuances by the Company of equity securities may be at or below the prevailing market price of the Company’s common stock and in any event may have a dilutive impact on investors ownership interest, which could cause the market price of stock to decline. The Company may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to the Company’s shares of common stock. The holders of any debt securities or instruments the Company may issue would have rights superior to the rights of the Company’s common stockholders.

The Company’s common stock price may fluctuate significantly and investors may lose all or part of their investment.

Because the Company is a newly operating company, there are few objective metrics by which the Company’s progress may be measured. Consequently, the Company expects that the market price of its common stock will likely fluctuate significantly. There can be no assurance whether or when the Company will generate revenue from the license, sale or delivery of its unique products and services. In the absence of product revenue as a measure of the Company’s operating performance, the Company anticipates that investors and market analysts will assess the Company’s performance by considering factors such as:

•	announcements of developments related to the Company’s business;
•	developments in the Company’s strategic relationships with companies;
•	the Company’s ability to enter into or extend investigation phase, development phase, commercialization phase and other agreements with new and/or existing partners;
•	announcements regarding the status of any or all of the Company’s collaborations or products;
•	market perception and/or investor sentiment regarding the Company’s products and services;
•	announcements regarding developments in the digital and mobile technology and entertainment industries in general;
•	the issuance of competitive patents or disallowance or loss of the Company’s patent or trademark rights; and
•	quarterly variations in the Company’s operating results.

The Company will not have control over many of these factors but expects that the Company’s stock price may be influenced by them. As a result, the Company’s stock price may be volatile and investors may lose all or part of their investment.

The market for purchases and sales of the Company’s common stock may be very limited, and the sale of a limited number of shares could cause the price to fall sharply.

The Company’s securities are very thinly traded. Accordingly, it may be difficult to sell shares of the common stock without significantly depressing the value of the stock. Unless the Company is successful in developing continued investor interest in the Company’s stock, sales of the Company’s stock could continue to result in major fluctuations in the price of the stock.

Since the Company does not intend to declare dividends for the foreseeable future, and the Company may never pay dividends, investors may not realize a return on their investment unless the price of the Company’s common stock appreciates and investors sell their common stock.

The Company will not distribute cash to its stockholders until and unless it can develop sufficient funds from operations to meet the Company’s ongoing needs and implement its business plan. The time frame for that is inherently unpredictable, and investors should not plan on it occurring in the near future, if at all.  The Company’s payment of any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including but not limited to the Company’s financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that the Company may be a party to at the time.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.  Investors seeking cash dividends should not purchase the Company’s common stock.

Since the Company is controlled by current insiders and affiliates of the Company, investors and other non-management shareholders will be unable to affect the outcome in matters requiring shareholder approval.

Approximately 110,538,000 shares of the Company’s common stock are owned by current affiliates and insiders representing control of approximately 82% of the total voting power.

As result of the closing of the recapitalization of the Company in February 2011, Sillerman Investment Company LLC (“Sillerman”), together with other investors approved by Sillerman, owns approximately 89% of the outstanding shares of common stock, with Sillerman (together with Robert F.X. Sillerman personally) directly or indirectly beneficially owning more than a majority of the outstanding shares of common stock.  As a result, Sillerman essentially has the ability to elect all of the Company’s directors and to approve any action requiring stockholder action, without the vote of any other stockholders.  It is possible that the interests of Sillerman could conflict in certain circumstances with those of other stockholders.  Such concentrated ownership may also make it difficult for the Company’s shareholders to receive a premium for their shares of the Company’s common stock in the event the Company merges with a third party or enters into other transactions that require shareholder approval.  These provisions could also limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

The Company relies on key members of management, the loss of whose services could adversely affect the Company’s success and development.

The Company’s success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in the Company’s growth and ability to meet its business objectives.  In particular, the Company’s success is highly dependent upon the efforts of its executive officers and its directors, particularly Robert F.X. Sillerman, the Company’s Executive Chairman and Director.  The loss of the Company’s executive officers and directors could slow the growth of its business, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Compensation may be paid to the Company’s officers, directors and employees regardless of the Company’s profitability, which may limit the Company’s ability to finance its business plan and adversely affect its business.

Robert F.X. Sillerman, the Company’s Executive Chairman and director and Janet Scardino, the Company’s Chief Executive Officer and director are receiving compensation and any future employees of the Company may be entitled to receive compensation, payments and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by Mr. Sillerman, Ms. Scardino or any other senior executive in the future will be determined from time to time by the board of directors or the Company’s Compensation Committee.  Such obligations may negatively affect the Company’s cash flow and its ability to finance its business plan, which could cause the Company’s business to fail.

Some of the Company’s officers and directors may have conflicts of interest in business opportunities that may be advantageous to the Company.

Robert F.X. Sillerman, the Company’s Executive Chairman and director, and Mitchell Nelson, the Company’s Executive Vice President, General Counsel, Secretary and director, are each engaged in other business endeavors, including serving as executive officers of Circle Entertainment Inc. (“Circle”), and are not obligated to contribute any specific number of hours per week to the Company’s affairs.  As a result, Messrs, Sillerman and Nelson may become aware of business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are or may be affiliated. Due to their existing affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities in addition to presenting them to the Company which could cause additional conflicts of interest.  Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the board of directors, as set forth in the Company’s Code of Business Conduct and Ethics.  The Company’s Code of Business Conduct and Ethics also sets forth the procedures to follow in the event that a potential conflict of interest arises.

The Company’s business and growth may suffer if the Company is unable to attract and retain key officers or employees.

The Company’s success depends on the expertise and continued service of the Company’s Executive Chairman, Robert F.X Sillerman, and certain other key executives and technical personnel. It may be difficult to find a sufficiently qualified individual to replace Mr. Sillerman or other key executives in the event of death, disability or resignation, resulting in the Company being unable to implement its business plan and the Company having no operations or revenues.

Furthermore, the Company’s ability to expand operations to accommodate its anticipated growth will also depend on the Company’s ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel.  However, competition for these types of employees is intense due to the limited number of qualified professionals.  The Company’s ability to meet its business development objectives will depend in part on the Company’s ability to recruit, train and retain top quality people with advanced skills who understand the Company’s technology and business.  The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business may be materially and adversely affected.

The Company is uncertain of its ability to manage its growth.

The Company’s ability to grow its business is dependent upon a number of factors including the Company’s ability to hire, train and assimilate management and other employees, the adequacy of the Company’s financial resources, the Company’s ability to identify and efficiently provide such new products and services as the Company’s customers may require in the future and the Company’s ability to adapt its own systems to accommodate expanded operations.

Because of pressures from competitors with more resources, the Company may fail to implement its business strategy profitably.

The digital and mobile technology business is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. The Company believes that its ability to compete depends upon many factors within and beyond its control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by the Company, the Company’s competitors, and their advisors.  The Company is an entertainment company that utilizes digital media and Smartphone technology.  If the Company is successful, larger and more established entertainment companies with significantly greater resources may try to enter the market with similar technologies, and may be in better competitive positions than the Company.  The Company cannot be sure that it will be able to successfully implement its business strategy in the face of such competition.

The Company may be unable to compete with larger or more established companies in two industries.

The Company faces a large and growing number of competitors in the digital and mobile technology and entertainment industries.  If the Company successfully marries digital and mobile technology and entertainment, the Company will have competitors from both the digital and mobile and the entertainment industries. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with the Company for customers and audiences. The Company cannot be sure that it will be able to compete successfully with existing or new competitors.

If the Company’s products do not achieve market acceptance, the Company may not have sufficient financial resources to fund further development.

While the Company believes that a viable market exists for the products the Company is developing, there can be no assurance that such technology will prove to be an attractive alternative to conventional or competitive products in the markets that the Company has identified for exploitation. In the event that a viable market for the Company’s products cannot be created as envisaged by the Company’s business strategy or the Company’s products do not achieve market acceptance, the Company may need to commit greater resources than are currently available to develop a commercially viable and competitive product. There can be no assurance that the Company would have sufficient financial resources to fund such development or that such development would be successful. The Company’s ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond the Company’s control. There can be no assurance that, when required, sufficient funds will be available to the Company on satisfactory terms.

If the Company’s products do not perform as expected, or the Company is unable to successfully develop and market its products, the Company’s business and financial condition will be adversely affected.

With the release of any new product release, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, the Company must manage the transition from existing products in the market. There can be no assurance that the Company will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that the Company’s new products will adequately address the changing needs of the market or that the Company will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s business will suffer if the Company’s network systems fail or become unavailable.

A reduction in the performance, reliability and availability of the Company’s network infrastructure would harm the Company’s ability to distribute the Company’s products to its users, as well as the Company’s reputation and ability to attract and retain users and content providers. The Company’s systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. The Company’s systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. The Company might not carry adequate business interruption insurance to compensate the Company for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of products or an increase in response time could result in a loss of potential customers or content providers, which could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company suffers sustained or repeated interruptions, then the Company’s products and services could be less attractive to its users and the Company’s business would be materially harmed.

The Company may be unable to protect its intellectual property rights from third-party claims and litigation, which could be expensive, divert management’s attention, and harm the Company’s business.

The Company’s success is dependent in part on obtaining, maintaining and enforcing the Company’s proprietary rights and the Company’s ability to avoid infringing on the proprietary rights of others. The Company seeks patent protection for those inventions and technologies for which the Company believes such protection is suitable and is likely to provide a competitive advantage to the Company.   Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, the Company may not be aware of third-party patents, patent applications and other intellectual property relevant to the Company’s products that may block the Company’s use of its intellectual property or may be used in third-party products that compete with the Company’s products and processes. In the event a competitor successfully challenges the Company’s products, processes, patents or licenses or claims that the Company has infringed upon their intellectual property, the Company could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on the Company’s business, operating results and financial condition.

The Company also relies substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect its technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect the Company’s competitive position.  The Company cannot assure investors that steps taken by the Company to protect its intellectual property will be adequate, that the Company’s competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that the Company may receive, or that the Company’s intellectual property will not be misappropriated.

Investors may have limited access to information regarding the Company’s business because the Company is a limited reporting company exempt from many regulatory requirements and the Company’s obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). As of effectiveness of the Company’s registration statement on Form S-1 filed with the SEC on May 25, 2011, the Company will be required to file periodic reports with the SEC which will be immediately available to the public for inspection. Except during the year that such registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if the Company has less than 300 shareholders. If this occurs after the year in which such registration statement becomes effective, the Company will no longer be obligated to file periodic reports with the SEC and investors’ access to the Company’s business information would then be even more restricted. After such registration statement becomes effective, the Company will be required to deliver periodic reports to security holders. However, the Company will not be required to furnish proxy statements to security holders and the Company’s directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of Exchange Act until the Company has both 500 or more security holders and greater than $10 million in assets. This means that investors’ access to information regarding the Company’s business may be limited.

Changes to federal, state or international laws or regulations applicable to the Company’s business could adversely affect its business.

The Company’s business is subject to a variety of federal, state and international laws and regulations, including those with respect to privacy, advertising generally, consumer protection, content regulation, intellectual property, defamation, child protection, advertising to and collecting information from children, taxation, employment classification and billing. These laws and regulations and the interpretation or application of these laws and regulations could change. In addition, new laws or regulations affecting the Company’s business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If the Company fails to comply with these applicable laws or regulations, the Company could be subject to significant liabilities which could adversely affect its business.

There are many federal, state and international laws that may affect the Company’s business including measures to regulate consumer privacy, the use of copyrighted material, the collection of certain data, network neutrality, patent litigation, cyber security, child protection, subpoena and warrant processes, employee classification and others.

In addition, most states have enacted legislation governing the breach of data security in which sensitive consumer information is released or accessed. If the Company fails to comply with these applicable laws or regulations the Company could be subject to significant liabilities which could adversely affect its business.

Many of the Company’s potential partners are subject to industry specific laws and regulations or licensing requirements, including in the following industries: pharmaceuticals, online gaming, alcohol, adult content, tobacco, firearms, insurance, securities brokerage, real estate, sweepstakes, free trial offers, automatic renewal services and legal services. If any of the Company’s advertising partners fail to comply with any of these licensing requirements or other applicable laws or regulations, or if such laws and regulations or licensing requirements become more stringent or are otherwise expanded, the Company’s business could be adversely affected. Furthermore, these laws may also limit the way the Company advertises its products and services or cause the Company to incur compliance costs, which could affect the Company’s revenues and could further adversely impact the Company’s business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business the Company intends to enter and/or harm the Company’s customers, and thereby adversely affect the Company’s business, financial condition and results of operations.

The undersigned hereby represents and warrants that the undersigned is the investment adviser of the fund named below (the “Purchaser”), and is duly authorized by the Purchaser to acquire the Units and that it has all requisite authority to acquire such Units.

The Purchaser represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Purchaser and it is authorized by such Purchaser to execute this Subscription Agreement.

_______________, 2011
Date	Name of Purchaser
(Please type or print)

By:______________________________ Name:___________________________ Title: ___________________________

[Baron Signature Page]

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAW OR ANY OTHER SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

FUNCTION(X) INC.

WARRANT

CUSIP No. 36077F 116
Warrant No. _                                                                                                           Dated:   August __, 2011

Holder:
Number of Shares:  _________________

Function(x) Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, the holder whose name appears above or its registered assigns (“Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company up to the total number of shares appearing above of Common Stock, $0.001 par value (including any class of common equity of the Company or any successor  company for which such Common Stock becomes exchangeable or into which it becomes convertible, directly or indirectly, pursuant to any reorganization, recapitalization, reclassification, merger, combination, share exchange or similar transaction as provided in Section 3, the “Common Stock”), of the Company (each such share, a “Warrant Share”), at an exercise price equal to $4.00 per share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after this date through and including August __, 2014 or earlier as provided herein (the “Expiration Date”), and subject to the following terms and conditions:

1.           Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.           Registration of Transfers and Exchanges.

(a)           The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto appropriately completed and duly executed by the Holder or its duly authorized agent, to the Company at the office specified in or pursuant to Section 3(b) and upon the Holder's compliance with Section 4, provided that such transfer is made in compliance with the Securities Act and state securities laws.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee (a “Transferee”) and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance of such Transferee of all of the rights and obligations of a holder of a Warrant.  Notwithstanding anything to the contrary contained in this Section 2(a), a transfer of any portion of this Warrant will not be effected until the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such proposed transfer.

(b)           This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b), for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant shall be dated the date of such exchange.

3.           Duration, Exercise of Warrants and Redemption.

(a)           This Warrant shall be exercisable by the registered Holder on any day other than a Saturday, Sunday or legal holiday on which the commercial banks in the City of New York, New York, are required or permitted by law to remain closed (a “Business Day”), at any time and from time to time on or after 5:00 p.m., New York City time, August __, 2011 to and including August __, 2014.   At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           The Holder may exercise this Warrant by—

(i) delivering the Form of Election to Purchase attached hereto appropriately completed and duly executed, to the Company at its office at 902 Broadway, New York, New York 10010, or at such other address as the Company may specify in writing to the then registered Holder,

(ii) surrendering this Warrant to the Company, properly endorsed by the Holder and

(iii) tendering payment for the number of the Warrant Shares that the Holder intends to purchase in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, of an amount of consideration equal to the Exercise Price in effect on the Date of Exercise multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.

Upon proper exercise of this Warrant by the Holder, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, one or more certificates representing, in the aggregate, the number of Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by this Warrant or by law.  Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(c)           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  If this Warrant is exercised for less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(d)           The certificate or certificates for Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted (unless registered under the Securities Act) with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

4.           Payment of Taxes.  The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration or issue of any certificates for Warrant Shares or Warrants in a name other than that of the registered Holder of the Warrant surrendered, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not required to be paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of such mutilated warrant or evidence reasonably satisfactory to the Company of such loss, theft or destruction.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures, pay such reasonable charges and provide such indemnity as the Company may prescribe.

6.           Reservation of Warrant Shares.  The Company covenants that it shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 7).  The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.  The Company shall provide for and maintain the listing of the Common Stock, including the Warrant Shares, upon any securities exchange or interdealer quotation system, if any, which is the principal exchange or system on which the Common Stock is then traded or listed.

7.           Certain Adjustments.  The Exercise Price payable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7.  Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price then in effect pursuant hereto, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)           Stock Splits and Combinations.  If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the price obtained by multiplying the Exercise Price in effect immediately prior to the effective date of such subdivision or combination by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Reclassification.  In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination covered by Section 7(a), but including any change in the shares into one or more classes or series of shares), then the Holder shall have the right thereafter to exercise this Warrant only for the shares of stock and other securities of the Company and property receivable by holders of Common Stock following such reclassification or change, and the Holder shall thereafter upon exercise of this Warrant be entitled to receive such amount of securities or property attributable to the number of Warrant Shares such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such action.  The terms of any such reclassification or other change shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or other action.

(c)           Merger, Consolidation, Etc.   If (A) any person (the “Acquirer”) directly or indirectly acquires the Company in a transaction in which the Company is merged with or into or consolidated with another person or (B) the Company sells or conveys all or substantially all of its assets to another person (unless, subsequent to such merger, consolidation or other transaction, the Company is the surviving entity and the stockholders of the Company immediately prior to the transaction constitute at least a majority of the stockholders of the Company following the transaction, this Section 7(c) shall not apply with respect to such merger, consolidation or other transaction) (such merger, consolidation or other transaction referred to hereinafter as a “Change”), then, upon exercise of this Warrant at any time after the consummation of the Change but prior to the Expiration Date, in lieu of the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Change, the Holder shall be entitled to receive such Warrant Shares or other securities, cash, assets or any other property whatsoever which such Holder would have been entitled to receive after the occurrence of such Change had this Warrant been exercised immediately prior to such Change.  As a condition to the consummation of such Change, the Company shall take all reasonable steps to cause the Acquirer to execute and deliver to the Holder of this Warrant a written instrument in which the Acquirer assumes all of the obligations under this Warrant and any adjustments to the Warrant as assumed by the Acquirer that may occur subsequent to the effective date of such Change shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 of this Warrant.

The Company shall give written notice of any Change to the Holder, in accordance with Section 7(e), at least ten Business Days prior to the effective date of the Change.   The Company’s failure to give notice required by this Section 7(c) or any defect therein shall not affect the validity of the Change covered by this Section 7(c).  However, if the Company fails to give notice, the responsibilities of the Company with respect to this Section 7(c) shall be assumed by the Acquirer and nothing in this paragraph shall prejudice the rights of the Holder pursuant to this Warrant.

(d)           All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (e)           If:

(i)           the approval of any stockholders of the Company shall be required in connection with any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into one or more classes or series of shares); or

(ii)           the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification or change, or dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification or change, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(f)           Notice of Adjustments.  The Company shall promptly, and in any event within ten (10) Business Days, notify the Holder of this Warrant of any adjustment in the Exercise Price or number of Warrant Shares issuable upon the exercise of this Warrant pursuant to the provisions of this Section 7.  Such notice shall be in writing and shall set forth, in reasonable detail, the reason for such adjustment and the calculation thereof.  No defect in such notice, or in the mailing thereof, shall affect any such adjustment or the rights of the Holder hereunder.

8.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Market Price of one share of Common Stock on the Date of Exercise of such Warrant multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.           Call.  Commencing six (6) months after the date of issuance of this Warrant, the Company, at its option, may call up to one hundred (100%) percent of this Warrant by providing the Holder of this Warrant written notice pursuant to Section 11 (the “Call Notice”), if (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) providing for the resale of the Warrant Shares shall have been declared effective by the Securities and Exchange Commission (the “SEC”) for a period of at least 30 days and the closing bid price of the Common Stock has been equal to or greater than $4.00 (as may be adjusted for any stock splits or combinations of the Common Stock) for a period of twenty (20) consecutive trading days after such registration statement has been declared effective, and (ii) the registration statement shall remain in effect from the date of delivery of the Call Notice until the date which is the later of (x) the date the Holder exercises the Warrant pursuant to the Call Notice, and (y) the 10th day after the Holder receives the Call Notice (the “Early Termination Date”).  The rights and privileges granted pursuant to this Warrant with respect to the Warrant Shares subject to the Call Notice (the “Called Warrant Shares”) shall expire on the Early Termination Date if the Warrant is not exercised with respect to such Called Warrant Shares prior to such Early Termination Date.  In the event this Warrant is not exercised with respect to the Called Warrant Shares, the Company shall remit to the Holder of this Warrant (A) $.01 per Called Warrant Share and (B) a new Warrant representing the number of Warrant Shares, if any, which shall not have been subject to the Call Notice upon the Holder tendering to the Company the applicable Warrant certificate.

10.           Registration Rights.  The Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) to register the Warrant Shares for resale as soon as practicable but in no event later than thirty (30) days after the Company’s pending registration statement has been declared effective by the SEC and to use commercially reasonable efforts thereafter to have such Registration Statement declared effective by the SEC within one hundred and twenty (120) days of the filing of the Registration Statement with the SEC.

11.           Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11 prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10 later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (1) if to the Company, to Function(x) Inc., at the address of its chief executive offices, Attention: Chief Executive Officer or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

12.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, except that the obligations of the Company hereunder shall not be assigned except by operation of law.  This Warrant may be amended only in writing duly executed by the Company and the Holder.

(b)           Subject to Section 12(a), nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and its successors and assigns.

(c)           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions or interpretation of this Warrant.

(e)           This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

(f)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties shall attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(g)           Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

[THIS SPACE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by  its duly authorized officer on the date first written above.

FUNCTION(X) INC.

By:	/s/
Name:
Title:

FORM OF ELECTION TO PURCHASE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant)

To Function(x) Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of Common Stock, $0.001 par value  (“Common Stock”), of Function(x) Inc. and encloses herewith $________ in cash or certified or official bank check or checks or wire transfer of immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: _________________________ ,	_______________________________________________
(Signature) ______________________________________
(Print) __________________________________________
(By:) ___________________________________________
(Name:) _________________________________________
(Title:) __________________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ELECTION TO TRANSFER

[To be completed and executed only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of Function(x) Inc. to which the within Warrant relates, together with all title and interest therein, and hereby irrevocably appoints ________________ attorney to transfer said right on the books of Function(x) Inc. with full power of substitution in the premises.

Dated:

_______________, ____ 20__

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

__________________________________